Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-216886, 333-209315 and 333-195694 on Form S-3 and Registration Statement Nos. 333-216986, 333-210037, 333-202630, 333-194749, 333-187057, and 333-181382 on Form S-8 of our report dated April 2, 2018, relating to the consolidated financial statements of Enphase Energy, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Enphase Energy, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
April 2, 2018